Registration No. 333-

As filed with the Securities and Exchange Commission on March 11, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 Park Plaza Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan

(Full titles of the plans)

Evan Loh, M.D.
Chief Executive Officer
75 Park Plaza

Boston, MA 02116

(Name and address of agent for service)

(617) 807-6600

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

William M. Haskel Senior Vice President, General Counsel and Corporate Secretary Paratek Pharmaceuticals, Inc. 75 Park Plaza Boston, MA 02116 (617) 807-6600	Christopher D. Comeau Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,991,387 shares (2)	$4.03 (3)	$8,025,289.61	$1,041.68
TOTAL	1,991,387 shares		$8,025,289.61	$1,041.68
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

Represents 1,991,387 shares of Common Stock that were automatically added to the shares authorized for issuance under the registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2015 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2015 through January 1, 2025, the number of shares of Common Stock available for issuance under the 2015 Plan will automatically increase annually in an amount equal to the lesser of 5% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933 based on the average of high and low prices of the registrant’s Common Stock as reported by The Nasdaq Global Market on March 10, 2020, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $4.24 and $3.81, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,991,387 shares under the Registrant’s 2015 Equity Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-205482) filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2015, its Registration Statement on Form S-8 (File No. 333-210053) filed with the SEC on March 9, 2016, its Registration Statement on Form S-8 (File No. 333-217660) filed with the SEC on May 4, 2017, its Registration Statement on Form S-8 (File No. 333-224781) filed with the SEC on May 9, 2018 and its Registration Statement on Form S-8 (File No. 333-230097) filed with the SEC on March 6, 2019.

.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule / Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.	Form 8-K	001-36066	3.1	October 31, 2014

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Paratek Pharmaceuticals, Inc.	Form 8-K	001-36066	3.2	October 31, 2014

4.3	Certificate of Elimination of Series A Junior Participating Preferred Stock.	Form 8-K	001-36066	3.1	July 24, 2015

4.4	Amended and Restated Bylaws.	Form 8-K	001-36066	3.1	April 16, 2015

4.5	Specimen Common Stock Certificate.	Form S-3	333-201458	4.2	January 12, 2015

4.6	2015 Equity Incentive Plan.	Form S-8	333-205482	99.5	July 2, 2015

4.7	Form of Stock Option Grant Notice and Option Agreement under the 2015 Equity Incentive Plan.	Form S-8	333-205482	99.6	July 2, 2015

4.8	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form S-8	333-205482	99.7	July 2, 2015

4.9	Form of Leadership Team Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form 8-K	001-36066	10.1	August 4, 2017

4.10	Form of Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan.	Form 10-K	001-36066	10.6E	March 6, 2018

4.11	Form of Director Stock Option Grant Notice and Option Agreement under the 2015 Equity Incentive Plan.	Form 10-K	001-36066	10.6F	March 6, 2018

5.1*	Opinion of Ropes & Gray LLP

23.1*	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3*	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of March, 2020.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Evan Loh, M.D.
Name: Evan Loh, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sarah Higgins and William M. Haskel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Paratek Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Evan Loh, M.D.	Chief Executive Officer and Director	March 11, 2020
Evan Loh, M.D.	(Principal Executive Officer)

/s/ Sarah Higgins	Vice President, Finance and Controller	March 11, 2020
Sarah Higgins	(Principal Financial and Accounting Officer)

/s/ Michael F. Bigham	Executive Chairman of the Board of Directors	March 11, 2020
Michael F. Bigham

/s/ Thomas J. Dietz, Ph.D.	Director	March 11, 2020
Thomas J. Dietz, Ph. D.

/s/ Timothy R. Franson, M.D.	Director	March 11, 2020
Timothy R. Franson, M.D.

/s/ Rolf K. Hoffmann	Director	March 11, 2020
Rolf K. Hoffmann

/s/ Kristine Peterson	Director	March 11, 2020
Kristine Peterson

/s/ Robert S. Radie	Director	March 11, 2020
Robert S. Radie

/s/ Jeffrey Stein, Ph.D.	Director	March 11, 2020
Jeffrey Stein, Ph.D.